Exhibit 99.2

PBF Logistics Announces Registered Direct Offering of 6,585,500 Common Units

PARSIPPANY, NJ – April 24, 2019 – PBF Logistics LP (NYSE: PBFX, the “Partnership”), a master limited partnership formed by PBF Energy Inc., announced that it has entered into definitive subscription agreements with certain institutional investors, pursuant to which the Partnership will sell an aggregate of 6,585,500 common units directly to such institutional investors in a registered direct offering for gross proceeds of approximately $135.0 million. The offering is expected to close on April 29, 2019, subject to customary closing conditions.

The Partnership plans to use the net proceeds from this offering, after placement fees and other estimated offering expenses, to fund a portion of the purchase price for its acquisition from an affiliate of PBF Energy Inc. of the remaining 50 percent interest in the Torrance Valley Pipeline Company LLC that it does not currently own. If the Partnership does not consummate such transaction, the Partnership intends to use the net proceeds from this offering for general partnership purposes, which may include reducing indebtedness outstanding under its revolving credit facility. The offering is not conditioned on the closing of the acquisition.

RBC Capital Markets, LLC acted as the placement agent for the transaction.

The offering was made pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained at the SEC’s website at http:// www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may also be obtained from RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, by telephone toll-free at (877) 822-4098, or by e-mail to equityprospectus@rbccm.com.

Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting the Partnership’s logistics and other assets, the possibility that the Partnership may not consummate the proposed acquisition, the Partnership’s plans for financing the proposed acquisition, and other risks inherent in the Partnership’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the Partnership’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

Contacts:

For PBF Logistics LP

Investors:

Colin Murray, 973-455-7578

ir@pbfenergy.com

or

Media:

Michael C. Karlovich, 973-455-8994

mediarelations@pbfenergy.com